As filed with the Securities and Exchange Commission on March 5, 2010

Registration No. 333-111885

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
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POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bond Trust Products LLC
(Exact name of registrant as specified in its charter)

Delaware	6189	35-2215554
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer Identification
incorporation or organization)	classification code number)	Number)

Bond Trust Products LLC
Capitol Office Center
3422 Old Capitol Trail #188
Wilmington, DE 19808-6192
(302) 994-5370
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Joseph J. Novak, Esq.
Bond Trust Products LLC
Capitol Office Center
3422 Old Capitol Trail #188
Wilmington, DE 19808-6192
(302) 994-5370
(Name and address, including zip code, and telephone number, including area code, of agent for service)
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Copies to: Anna T. Pinedo, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
(212) 468-8179
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     Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration the securities as described herein.

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DEREGISTRATION

The undersigned hereby removes from registration all remaining unsold Pass-Through Trust Certificates. As contemplated by the registration statement, Bond Trust Products LLC, as depositor, anticipated forming one or more separate Delaware business trusts from time to time and offering Pass-Through Trust Certificates for sale to the public. An aggregate of $5,500,000 in Pass-Through Trust Certificates were sold to the public by Bond Trust Products Trust A, for which Bond Trust Products LLC served as depositor. Upon completion of the deregistration of the unsold Pass-Through Trust Certificates contemplated by this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, the program will be terminated and no further securities will be offered and sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware, on the 5th day of March, 2010.

BOND TRUST PRODUCTS LLC

/s/ Steven J. Hartman

Name: Steven J. Hartman
Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons for Bond Trust Products LLC in the capacities indicated, on the 5th day of March, 2010.

Signature	Title	Date

/s/ Steven J. Hartman	Chief Executive Officer and	March 5, 2010
Manager (Principal
Steven J. Hartman	Executive Officer)

/s/ Phillip Johnson	Chief Financial Officer	March 5, 2010
(Principal Financial and
Phillip Johnson	Accounting Officer)